OPKO Announces Sale of Ophthalmic Instrumentation Business

MIAMI, FL – September 22, 2011– OPKO Health, Inc. (NYSE: OPK) has agreed to sell its ophthalmic instrumentation business to OPTOS, Inc., a subsidiary of Optos plc, a leading and rapidly growing medical technology company engaged in the design, development, manufacture and marketing of devices to image the retina of the eye. Optos will pay OPKO $17.5 million in cash at closing, plus future royalties. The transaction has been approved by the Board of Directors of both companies and is expected to close in the fourth quarter of 2011, subject to approval of the shareholders of Optos and customary closing conditions.

Optos is acquiring OPKO’s worldwide activities for the development and commercialization of ophthalmic diagnostic imaging systems and will combine OPKO’s OCT SLO technology with Optos’ widefield technology to provide a powerful tool to diagnose and manage diseases of the eye.

Phillip Frost, M.D., OPKO’s Chief Executive Officer, commented, “Following the sale of the instrumentation business, OPKO expects to benefit from greater focus on our molecular diagnostics and pharmaceutical businesses. We plan to accelerate the development of our expanding pipeline of important diagnostic and therapeutic products while continuing a judicious program of strategic transactions.”

Dr. Frost continued, “We believe that the instrumentation business and OCT SLO technology have strong potential that will benefit greatly from the synergies provided as part of a large and successful ophthalmic focused instrumentation company; we have great confidence that our instrumentation business will grow and prosper as part of Optos.”

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the expected closing of the transaction and timing thereof, our ability to place greater focus on our molecular diagnostic and pharmaceutical businesses, and our ability to develop our pipeline of important diagnostic and therapeutic products while continuing a program of strategic acquisitions, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks that the transaction may not close and other risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including that any of our products under development may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

SOURCE: OPKO Health, Inc.

Steven D. Rubin, 305 575-4100